Exhibit 99.2

NEWS RELEASE

TRAVELPORT LIMITED LAUNCHES COMPREHENSIVE REFINANCING PLAN

Committed New 2nd Lien Financing to Be Offered to Senior Noteholders

Parent Companies Reach Agreement with Lenders of Unsecured Payment-In-Kind Term Loans

Broad Support for Refinancing Plan That Would Simplify Capital Structure and Extend Debt Maturities

ATLANTA—March 12, 2013 – Travelport Limited (the “Company”) and Travelport LLC, an indirect subsidiary of the Company (the “Issuer”), today announced a comprehensive capital refinancing plan (the “Restructuring Plan”), including arrangements to extend until 2016 the maturity date of the Issuer’s Senior Notes due in 2014. In addition, the Company’s parent companies reached agreement with lenders of Travelport Holdings Limited’s unsecured payment-in-kind (“PIK”) loans (“Holdco Loans”) to support the Restructuring Plan, including exchanging Holdco Loans into equity of Travelport Worldwide Limited (“Worldwide”).

“Following the business momentum management has achieved in recent quarters from the successful delivery of the Company’s strategy, today’s proposed refinancing transactions are specifically designed to extend 2014 debt maturities, eliminate the debt at Travelport Holdings and simplify the Company’s capital structure” stated Gordon Wilson, President and CEO of Travelport Limited. “The successful execution of the refinancing will allow Travelport’s management team to continue to focus on growing the business and achieving more of the same in the months and years ahead. We appreciate the broad support we’ve received and look forward to successfully completing the restructuring plan.”

Under the collective terms of the Restructuring Support Agreements described below, the parties have agreed to effectuate the following:

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Certain holders of the Issuer’s outstanding 9 7/8% Senior Dollar Fixed Rate Notes due 2014, Senior Dollar Floating Rate Notes due 2014 and Senior Euro Floating Rate Notes due 2014 (collectively, the “2014 Senior Notes”) and outstanding 9% Senior Notes due 2016 (the “2016 Senior Notes” and, together with the 2014 Senior Notes, the “Senior Notes”) have agreed to tender their notes into exchange offers to be made to all eligible holders of the Senior Notes (the “Senior Notes Exchange Offers”). The exchange offer consideration will be a combination of cash and new U.S. dollar-denominated 13.875% Senior Fixed Rate Notes due 2016 or Senior Floating Rate Notes due 2016 (LIBOR plus 8.625%) (collectively, the “ New Senior Notes”). Eligible holders are entitled to receive more New Senior Notes in exchange for their Senior Notes if they validly tender their Senior Notes at or prior to the early tender time of 5:00 p.m. on March 22, 2013 (unless extended) than if they tender thereafter. The Issuer will also solicit consents in the Senior Notes Exchange Offers to provide, among other things, a waiver and release of claims asserted or that could be asserted by the holders of Senior Notes in connection with the restructuring that occurred in 2011, including those with respect to certain ongoing litigation between the Company and Computershare Trust Company, N.A., as indenture trustee for the Senior Notes, to instruct the trustee to execute any documents or take any action necessary to effect such release, to amend the respective indentures governing the applicable Senior Notes in certain respects and to approve consummation of the transactions contemplated by the Restructuring Plan (the “Senior Notes Consent Solicitation”).

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In connection with the Senior Notes Exchange Offers and the Second Lien Notes Exchange Offer (as defined below), on March 11, 2013, the Issuer entered into a second lien secured credit agreement (the “Credit Agreement”) with Credit Suisse AG (the “Initial Lender”), the guarantors named therein and the other parties thereto, pursuant to which the Initial Lender is committed, subject to the satisfaction of certain conditions, to fund up to $630 million in aggregate principal amount of floating rate Tranche 1 Second Priority Secured Loans (LIBOR plus 8%, subject to a fixed minimum LIBOR rate of 1.5%, a prepayment/repayment premium of 2% and, other than in connection with an excess cash flow mandatory prepayment, an interest make whole payment for prepayments prior to August 23, 2014) with a maturity of January 31, 2016 (the “Tranche 1 Loans”). The Tranche 1 Loans will be offered, on a pro rata basis, to all eligible holders, or their designees, of the Senior Notes that validly tender Senior Notes in the Senior Notes Exchange Offers and deliver consents in the Senior Notes Consent Solicitation. Certain holders of the Senior Notes have agreed to subscribe for any Tranche 1 Loans that are not subscribed for by other holders of the Senior Notes.

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Eligible holders of the Issuer’s outstanding Series B Second Priority Senior Secured Notes due 2016 (the “Second Lien Notes”) will be offered the opportunity to exchange (the “Second Lien Notes Exchange Offer”) such notes for an equal principal amount (after giving effect to the capitalization of certain interest with respect to such Second Lien Notes) of 8.375% Tranche 2 Second Priority Secured Loans under the Credit Agreement with a maturity of December 1, 2016 (the “Tranche 2 Loans” and, together with the Tranche 1 Loans, the “Second Priority Loans”), if they tender such notes and deliver the related consents by the early tender time of 5:00 p.m. on March 22, 2013 (unless extended). Eligible holders of the Second Lien Notes will receive less Tranche 2 Loans in exchange for their Second Lien Notes if they validly tender their Second Lien Notes after the early tender time. The Tranche 2 Loans are subject to an interest make whole payment for voluntary prepayments prior to August 23, 2014, other than in connection with an excess cash flow mandatory prepayment. The Issuer will also solicit consents to certain proposed amendments to the indenture governing the Second Lien Notes and to approve the consummation of the transactions contemplated by the Restructuring Plan.

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Holders of the Issuer’s outstanding 11 7/8% Senior Dollar Subordinated Notes due 2016 (the “11 7/8% Subordinated Notes”) and 10 7/8% Senior Euro Subordinated Notes due 2016 (together with the 11 7/8% Subordinated Notes, the “Senior Subordinated Notes”) will be offered a consent fee to provide their consents to, among other things, a waiver and release of claims asserted or that could be asserted by the holders of Senior Subordinated Notes in connection with the restructuring that occurred in 2011, including those with respect to certain ongoing litigation between the Company and Computershare Trust Company, N.A., as indenture trustee for the Senior Subordinated Notes, to instruct the trustee to execute any documents or take any action necessary to effect such release, to amend the indenture governing the Senior Subordinated Notes and to approve the consummation of the transactions contemplated by the Restructuring Plan.

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Lenders of Tranche A Holdco Loans due December 1, 2016 (“Tranche A”) under the Amended and Restated Credit Agreement, dated as of October 3, 2011 (the “PIK Credit Agreement”), of Travelport Holdings Limited (“Travelport Holdings”) will be offered a consent fee to provide their consent to certain amendments to the PIK Credit Agreement to approve certain of the transactions contemplated by the Restructuring Plan and to exchange Tranche A loans for up to $25 million aggregate principal amount of Series A Second Priority Senior Secured Notes due 2016, which will be automatically exchanged for a separate series of newly issued 11 7/8% senior subordinated notes due 2016 and 43.3% of the outstanding equity of Worldwide on a pro forma and fully-diluted basis after giving effect to the Restructuring Plan (collectively, the “Senior Subordinated Notes Consent Solicitation”).

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Holders of Tranche B Holdco Loans under the PIK Credit Agreement will be offered the opportunity to exchange Tranche B Holdco Loans for 34.6% of the outstanding equity of Worldwide on a pro forma and fully-diluted basis after giving effect to the Restructuring Plan.

Each of the transactions described above is contingent on the satisfaction or waiver on or prior to the expiration date (for each of the respective transactions) of the conditions thereto and for each of the other transactions. The Senior Notes Exchange Offers and Senior Notes Consent Solicitation will be made to all eligible holders of Senior Notes and consummation is conditioned upon the valid tender and acceptance by the Issuer of at least 95% of the aggregate principal amount of the outstanding 2014 Senior Notes (considering the three series of 2014 Senior Notes in the aggregate) in the Senior Notes Exchange Offers and at least the majority of the aggregate principal amount of the outstanding 2016 Senior Notes in the Senior Notes Exchange Offers. The Second Lien Notes Exchange Offer will be made to all eligible holders of Second Lien Notes and consummation is conditioned upon the valid tender and acceptance by the Issuer of at least a majority of the aggregate principal amount of the outstanding Second Lien Notes in the Second Lien Notes Exchange Offer. The Senior Subordinated Notes Consent Solicitation is conditioned upon the receipt of valid consents from holders of at least a majority of the aggregate principal amount of the outstanding Senior Subordinated Notes in the Senior Subordinated Notes Consent Solicitation. The transactions under the PIK Credit Agreement are conditioned upon at least 66.7% of the outstanding principal amount and a majority of the outstanding principal amount not held by insiders of the applicable tranche of loans under the PIK Credit Agreement taking part in the applicable transaction.

The Issuer intends to use the proceeds from the offering of Tranche 1 Loans to refinance $175 million of indebtedness under its secured credit agreement, dated as of May 8, 2012, among the Issuer, the Company and the other parties thereto, to pay the cash portion of the Senior Notes Exchange Offers, to pay the consent fees in connection with the exchange offers and solicitations described above and for general corporate purposes, including paying other fees and expenses related to the transactions contemplated by the Restructuring Plan.

In support of the Restructuring Plan, the Company, the Issuer and certain affiliates have entered into restructuring support agreements (“Restructuring Support Agreements”) dated March 11, 2013, with certain noteholders and lenders as follows:

•	the Issuer has reached agreement with holders of approximately 37.9% of the 2014 Senior Notes and approximately 64.0% of the 2016 Senior Notes;

•	the Issuer has reached agreement with holders of approximately 33.6% of the Second Lien Notes;

•	the Issuer has reached agreement with holders of approximately 14.8% of the Senior Subordinated Notes; and

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Travelport Holdings and Worldwide have reached agreement with approximately 59.5% of the lenders of Tranche A loans and approximately 59.5% of the lenders of Tranche B loans (excluding lenders affiliated with the Company).

Important additional information can be found in, and this news release should be read in conjunction with, the Current Report on Form 8-K to be filed today with the Securities and Exchange Commission.

Eligible holders of Second Lien Notes, U.S.-Dollar denominated Senior Notes and Senior Subordinated Notes who wish to request copies of the applicable offering memorandum or consent solicitation statement should contact i-Deal LLC, the U.S. Information and Exchange Agent, at (888) 593-9546 (toll free) or via email at exchangeoffer@ipreo.com. Eligible holders of Euro-denominated Senior Notes and Senior Subordinated Notes who wish to request copies of the applicable offering memorandum or consent solicitation statement should contact Lucid Issuer Services Limited, the European Information and Exchange Agent, via email at tpl@lucid-is.com.

Important Information About The Restructuring Plan

The new securities issued pursuant to the Restructuring Plan will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The offers and sales of securities pursuant to the Restructuring Plan are being made only (i) in the United States, to holders who are “qualified institutional buyers” as defined in Rule 144A under the Securities Act; and (ii) outside the United States, to certain non-U.S. persons in offshore transactions in reliance on regulations under the Securities Act.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities referred to herein. Any solicitation or offer will only be made pursuant to an offering memorandum or consent solicitation statement and only to such persons and in such jurisdictions as is permitted under applicable law.

The Senior Notes Exchange Offers are being made, and the New Senior Notes are being offered and issued, only (i) in the United States to holders who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside of the United States to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Only holders of U.S.-Dollar-denominated Senior Notes who have completed and returned an eligibility certification, electronically or otherwise, are authorized to receive and review the offering memorandum related to the applicable exchange offer and to participate in the applicable exchange offer. Holders of Euro-denominated Senior Notes must comply with the procedures established by Euroclear or Clearstream, as applicable.

About Travelport

Travelport is a leading provider of critical transaction processing solutions and data to companies operating in the global travel industry.

With a presence in over 170 countries, approximately 3,500 employees and 2012 net revenue of more than $2 billion, Travelport is comprised of the global distribution system (GDS) business, which includes the Galileo and Worldspan brands, its Airline IT Solutions business and a majority joint venture in eNett.

Headquartered in Atlanta, Georgia, Travelport is a privately owned company.

Investor Contact

Julian Walker

Head of Corporate Communications and Investor Relations

+44 (0)1753 288 210

julian.walker@travelport.com

Media Contacts

Kate Aldridge

Senior Director, Corporate Communications, EMEA and APAC

+44 (0)1753 288 720

kate.aldridge@travelport.com

Jill Brenner

Senior Director, Corporate Communications, Americas

+1 (973) 753 3110

jill.brenner@travelport.com

Forward-Looking Statements

This press release contains forward-looking statements and information that are necessarily subject to risks, uncertainties, and assumptions. Consummation of the Restructuring Plan is subject to numerous conditions, some of which are beyond our control, including the tender of the requisite principal amount of notes in the exchange offers, the receipt of requisite consents in the consent solicitations and that no event shall have occurred or be likely to occur and no event affecting our business or financial affairs shall have occurred or be likely to occur that would or might reasonably be expected to prohibit, prevent, restrict or delay consummation of the exchange offers and consent solicitations, among others. Therefore, no assurance can be given that the Restructuring Plan will be consummated on the terms described herein or at all. The Company assumes no obligation to update the information contained in this current report due to changes from time to time in the terms of the Restructuring Plan or for any other reason.

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